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                                                                       EXHIBIT 5

                          [Sidley & Austin Letterhead]

                               December 20, 2000

Edwards Lifesciences Corporation
One Edwards Way
Irvine, California 92614

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
             Re:  $4,000,000 of Executive Option Plan Obligations
                  95,000 shares of Common Stock, $1.00 par value
                  95,000 Preferred Stock Purchase Rights
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

Ladies and Gentlemen:

    We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Edwards Lifesciences Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $4,000,000 of the Company's Executive Option Plan Obligations (the "Registered Obligations"), and an aggregate of 95,000 shares of Common Stock, $1.00 par value, of the Company (the "Registered Common Stock"), together with 95,000 Preferred Stock Purchase Rights of the Company (the "Registered Rights") associated therewith, to be issued under the Edwards Lifesciences Corporation Executive Option Plan (the "Plan"). The terms of the Registered Rights are set forth in the Rights Agreement, dated as of March 31, 2000 (the "Rights Agreement"), between the Company and EquiServe Trust Company, N.A., as Rights Agent.

    We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Registered Obligations, the Registered Common Stock and the Registered Rights under the Plan and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

    Based on the foregoing, we are of the opinion that:

    1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

    2. Each of the Registered Obligations will be a validly issued and binding obligation of the Company when (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee shall have duly adopted final resolutions authorizing the issuance thereof in accordance with the Plan; and (iii) such Registered Obligation shall have been duly issued in accordance with the Plan.

    3. Each share of the Registered Common Stock which is newly-issued pursuant to the Plan will constitute a share of Common Stock of the Company which has been duly authorized, legally issued, fully paid and non-assessable when
(i) the Registration Statement shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Registered Common Stock as contemplated by the Registration Statement; (iii) such Registered Common Stock shall have been duly issued and sold in the manner contemplated by the Plan; and (iv) a certificate representing such Registered Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof upon payment of the agreed consideration therefor (not less than the par value thereof) determined in accordance with the terms of the Plan.
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Edward Lifesciences Corporation
December 20, 2000
Page 2

    4. The Registered Right associated with each share of Registered Common Stock referred to in paragraph 3 above will be validly issued when (i) such Registered Right shall have been duly issued in accordance with the terms of the Rights Agreement; and (ii) such associated share shall have been duly issued and paid for as set forth in paragraph 3 above.

    This opinion letter is limited to the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

    We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                          Very truly yours,

                                          Sidley & Austin